UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

 Pursuant To Section 13 OR 15(d) Of TheSecurities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 17, 2014

INFRAX SYSTEMS, INC.

(Exact name of registrant as specified in charter)

Nevada	000-52488	20-2583185
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3637 Fourth Street North. Suite 330 St. Petersburg, Florida 33704
(Address of principal executive offices) (Zip Code)

727-498-8514

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

Infrax Systems, Inc., a global provider of unified Smart Grid-related products and services for the Energy and Utility industries, announced today the following;

The Company has entered into a full and complete settlement agreement with Trimax Wireless, Inc. for the settlement of an outstanding litigation surrounding the former asset purchase agreement entered into in June 2010. In such litigation, Trimax made claims to a promissory note for payment, which had a face value of $712,500 when entered into on June 28, 2010. Infrax contested the claim of the promissory note, and made counter-claims for numerous matters in such litigation.

Under the settlement agreement, there was no admission of liability by either Party. The promissory note debt was released, and Infrax agreed to dismissal of all of its claims in the litigation. The settlement agreement was reached at a mediation held between the Parties on November 3, 2014. Under such agreement, Infrax agreed to a one-time payment of $30,000.00 and the issuance of shares of Infrax common stock in the amount of $40,000.00 at a market price of $0.0172 per share.

Infrax has ordered the issuance of the 2,325,581 shares, as well as made payment of the $30,000.00 on November 8, 2014.

The effect on the financial position of Infrax will be to remove from liabilities, all principal and accrued interest previously associated with this debt, an amount totaling approximately $895,000.

The lawsuit and all claims by both Infrax and Trimax will be dismissed with prejudice under the agreement.

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Infrax Systems, Inc.

/s/ Sam Talari

Sam Talari

Principal Executive Officer

Dated:  November 17, 2014